New York Mortgage Trust, Inc. 2024 Fourth Quarter Financial Summary

Forward Looking Statements This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in our business and investment strategy; inflation and changes in interest rates and the fair market value of our assets, including negative changes resulting in margin calls relating to the financing of our assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which we invest; changes in prepayment rates on the loans we own or that underlie our investment securities; increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at our assets; our ability to identify and acquire our targeted assets, including assets in our investment pipeline; our ability to dispose of assets from time to time on terms favorable to us; changes in our relationships with our financing counterparties and our ability to borrow to finance our assets and the terms thereof; changes in our relationships with and/or the performance of our operating partners; our ability to predict and control costs; changes in laws, regulations or policies affecting our business; our ability to make distributions to our stockholders in the future; our ability to maintain our qualification as a REIT for federal tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; impairments in the value of the collateral underlying our investments; our ability to manage or hedge credit risk, interest rate risk, and other financial and operational risks; our exposure to liquidity risk, risks associated with the use of leverage, and market risks; and risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in markets for residential loans, mortgage-backed securities, structured multi-family investments and other assets in which we invest. These and other risks, uncertainties and factors, including the risk factors and other information described in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file from time to time with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation may not contain all of the information that is important to you. As a result, the information in this presentation should be read together with the information included in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file under the Exchange Act. References to “the Company,” “NYMT,” “we,” “us,” or “our” refer to New York Mortgage Trust, Inc., together with its consolidated subsidiaries, unless we specifically state otherwise or the context indicates otherwise. See glossary of defined terms and detailed end notes for additional important disclosures included at the end of this presentation. Fourth quarter 2024 Financial Tables and related information can be viewed in the Company’s press release dated February 19, 2024 posted on the Company’s website at http://www.nymtrust.com under the “News” section. See Glossary and End Notes in the Appendix. 2

Table of Contents • Company Overview • Financial Summary • Market & Strategy Update • Quarterly Financial Information • Appendix 3

Company Overview 4

NYMT Overview New York Mortgage Trust, Inc. (NASDAQ: NYMT)  is an internally-managed real estate investment trust (“REIT”) for U.S. federal income tax purposes in the business of acquiring, investing in, financing and managing primarily mortgage-related single-family and multi-family residential assets. Our objective is to deliver long-term stable distributions to our stockholders over changing economic conditions through a combination of net interest spread and capital gains from a diversified investment portfolio. Our investment portfolio includes credit sensitive single-family and multi-family assets, as well as more traditional types of fixed-income investments that provide coupon income, such as Agency RMBS. Data As of 12/31/2024 Focus on utilizing Market Leading Technology & Data Committed to Community, Diversity & Inclusion Loan Servicing and Direct Property Management Expertise $7.4B Investment Portfolio / $1.1B Total Market Capitalization* Single-Family Credit Single-Family Agency Multi-Family Capital Allocation See Glossary and End Notes in the Appendix. *Represents outstanding shares of common stock and preferred stock multiplied by closing common stock and preferred stock market prices. 5 23% 56% 21% Declared a total of $1.4B in common stock dividends since our June 2004 initial public offering Management Update To Our Stockholders "During 2024, the Company’s approach to earnings growth focused on strategically deploying excess liquidity to expand the balance sheet, with a goal of enhancing recurring income. Accordingly, the Company’s portfolio grew by $2.2 billion, or 44%, driven primarily by acquisitions in liquid agency bond markets and higher-spread bridge loan markets. As a result, adjusted interest income rose 11% for the fourth quarter, contributing to year-over-year growth in adjusted interest income of 60%. The significant portfolio restructuring that began in 2022 and continued through this past year has provided us with an exciting opportunity to optimize returns and produce durable earnings in the years ahead." — Jason Serrano, Chief Executive Officer

*Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. Financial Performance ◦ Loss per share (basic) of $(0.46), Comprehensive loss per share of $(0.46) ◦ Undepreciated loss per share of $(0.44)* ◦ Book value per share of $9.28 (-5.60% change QoQ) ◦ Adjusted book value per share of $10.35* (-4.78% change QoQ) ◦ (3.56)% Quarterly Economic Return ◦ (2.94)% Quarterly Economic Return on Adjusted Book Value* Stockholder Value ◦ Declared fourth quarter common stock dividend of $0.20 per share ◦ Common stock dividend yield of 13.20% (share price as of December 31, 2024) Liquidity & Financing Investing Activity See Glossary and End Notes in the Appendix. 6 Key Developments ◦ Acquired $923 million of new single-family residential investments • Includes $363 million of Agency RMBS at 5.55% average coupon • Includes $542 million of Residential Loans (98% BPL - Bridge/Rental) Subsequent Events ◦ Issued $83 million of 9.125% senior unsecured notes due 2030 ◦ Issued $75 million rated BPL securitization with a 6.47% effective cost ◦ Extended our share repurchase program through March 31, 2026, where $190 million of common stock and $98 million of preferred stock remain available for repurchase Quarterly Highlights ◦ Total investment portfolio increased by $524 million (8% change QoQ) ◦ Total adjusted interest income of $112 million* (11% change QoQ) ◦ Issued $295 million rated BPL-Rental securitization with a 5.59% effective cost ◦ Company Recourse Leverage Ratio of 3.0x ◦ Portfolio Recourse Leverage Ratio of 2.9x • Agency Portfolio Recourse Leverage Ratio of 8.6x • Credit and Other Portfolio Recourse Leverage Ratio of 1.1x ◦ $163 million of available cash as of December 31, 2024

Agency RMBS 36% BPL-Bridge 32% BPL-Rental 13% Other 19% *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. See Glossary and End Notes in the Appendix. 7 Liquidity Income Growth Efficiency • Acquired $4.1B of assets, increasing investment portfolio by 44% YoY • Increased adjusted net interest income by $36 million or 46% YoY* • Divested lower income-producing multi-family JV equity holdings • Issued $1.4B of securitizations across six residential loan deals • Maintained low levels of Portfolio Recourse Leverage at 2.9x • Retained $163 million of available cash and $180 million of dry powder at year end to fuel earnings growth • Despite significant portfolio growth, maintained a low cost of operations at 3.3% • Implemented an expense reduction plan, with anticipated annual savings of $2.8 million NYMT acquired $4.1 billion of assets in 2024 2024 Achievements Declared $0.20 quarterly dividend per share for the fifth consecutive quarter Target returns on capital deployment range from 13% - 18%

# 2025 Key Economic Factors

| Potential Headwinds | Potential Tailwinds |
| --- | --- |
| **Federal Spending**<br>The U.S. budget deficit is projected to grow from $1.9 trillion in 2025 to $2.7 trillion by 2035. Instead of cutting the deficit, the planned cost-saving measures may only slow its growth. | **Trade Wars**<br>Planned tariffs may raise input costs, which could negatively affect sub-sector growth. However, with limited trade retaliation, onshoring of manufacturing can boost U.S. job creation. |
| **Economic Growth**<br>Real GDP in Q4 2024 was 80 bps lower than the previous quarter. After effect of post-hurricane recovery spending, real GDP growth was only 1.3%, meeting the lowest level since Q2 2022. | **Deregulation**<br>The current administration is focused on reducing government oversight with the intent to stimulate economic activity. |

At NYMT, we believe a diversified portfolio of credit and Agency RMBS will help stabilize returns amid market volatility in 2025.
**We remain committed to a balanced capital allocation strategy.**

*See Glossary and End Notes in the Appendix.*

NYMT
8

$4.0 $4.7 $5.1 $5.4 $5.9 $6.9 $7.4 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 $— $2.5 $5.0 $7.5 $10.0 Balance Sheet Structured for Growth Earnings Improvement • Company is focused on continuing to increase portfolio income QoQ through: ◦ Deployment of excess liquidity to grow assets on balance sheet. ◦ Transition from lower-income, total return strategies to those with higher recurring interest income profiles. • Company can quickly deploy capital and enhance portfolio earnings during market disruptions via its core strategy of investing in Agency RMBS and BPLs. (Dollar amounts in billions) NYMT Investment Portfolio Size 9 *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. +16.9% +9.3% +5.9% +8.5% +17.5% NYMT Adjusted Interest Income*Reserve for Excess Liquidity (Dollar amounts in millions, except per share amounts) $213 $227 $189 $163 $103 $78 $87 $99 $86 $119 $132 $81 Available Cash Financing of Unencumbered Assets Additional Financing of Under-Levered Assets 1Q 2024 2Q 2024 3Q 2024 4Q 2024 $— $200 $400 $600 $402 $424 $408 $343 E P S Im p ac t A d justed Interest Inco m e $0.57 $0.65 $0.80 $0.86 $0.92 $1.11 $1.23 Adjusted Interest Income EPS Impact 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 $— $0.25 $0.50 $0.75 $1.00 $1.25 $1.50 $— $25 $50 $75 $100 $125 +14.0% +23.1% +7.5% +7.0% +20.7% (Dollar amounts in millions) +7.2% +10.8%

10 *Represents outstanding shares of common stock multiplied by closing common stock price. **Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. *** Any realized credit losses or loan sales below par would reduce the net discount to par. NYMT Share Price Has Significant Potential Upside (Dollar amounts in millions, except per share amounts) Adjusted Book Value • NYMT's Market Capitalization is discounted by $388 million or $4.29/share • ~90% of NYMT's Market Capitalization is solely supported by available cash and Agency RMBS capital • Further, the net discount to par held on balance sheet presents additional potential upside of $276 million or $3.05/share Valuation Amount Per (as of 12/31) (millions) Share Market Capitalization* $549 $6.06 Adjusted Book Value** $937 $10.35 NYMT Market Capitalization is discounted by + 41% Compelling value upside with potential further value creation through income growth

Financial Summary 11

$5.1 $5.4 $5.9 $6.9 $7.4 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 0.8 1.1 7.8 8.6 Credit and Other Agency 3Q 2024 4Q 2024 Company Portfolio 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 Financial Snapshot Earnings & Book Value 2.18%2.45% 2.80% 3.60% 3.34% 6.49% 6.80%6.69% Investment Portfolio Financing & Liquidity Dividend Per Share $0.20 $0.20 3Q 2024 4Q 2024 $10.87 $10.35 3Q 2024 4Q 2024 $0.39 $(0.44) 3Q 2024 4Q 2024 Available Cash Portfolio Allocation SF Credit 59% SF Credit 44% MF 4% Other 9% Recourse Leverage Ratio $171 $213 $227 $189 $163 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 6.49% 6.80% 6.69% 6.66% $0.26 $0.29 $0.30 $0.32 $0.36 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 Adjusted Net Interest Income - EPS Contribution* Total Portfolio Size 13.20% Dividend Yield See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. Q4'24 Economic Return on Adjusted Book Value*: (2.94)% 1.5x 2.1x 2.0x 2.6x 2.5x 1.6x 1.7x 1.6x Undepreciated Earnings (Loss) Per Share*Adjusted Book Value Per Share* 3.0x 2.9x 12 Portfolio Recourse Leverage Ratio SF Agency 43% 2.5x 2.9x Total Portfolio Leverage 9.0x 5.0x x x x x (Dollar amounts in millions) (Dollar amounts in billions)

Securitization Financing $2,203 | 34% Repo - Agency $2,831 | 44% Repo - Credit/Other $1,182 | 18% Corporate Sr. Unsec. Notes $160 | 3% Corporate Sub. Debentures $45 | 1% $702 $522 $607 $974 $1,182 $1,771 $1,991 $2,347 $2,638 $2,831 $1,292 $1,652 $1,749 $1,979 $2,203 $340 $338 $310 $311 $299 $171 $213 $227 $189 $163 Repo - Credit/Other Repo - Agency Securitization Financing Unencumbered Residential Loans and Investment Securities Available Cash 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 NYMT Debt Structure Quarterly Portfolio Financing Exposure (Dollar amounts in millions) Portfolio Recourse Leverage Ratio 1.6x 2.0x 2.9x2.5x1.5x Quarterly Portfolio Financi xposure See Glossary and End Notes in the Appendix. Portfolio Financing and Corporate Debt 13 Corporate Debt Maturities* (Dollar amounts in millions) (Dollar amounts in millions) (Dollar amounts in millions) $100 $60 $83 $45 2025 2026 2027 2028 2029 2030 2035 $— $100 $200 *Includes $83 million senior unsecured notes issued in January 2025, due 2030. *

Agency RMBS $3,137 MM | 42% See Glossary and End Notes in the Appendix. Targeting liquid or shorter duration assets for flexibility to rotate to higher equity return opportunities Reinvesting proceeds into higher equity return opportunities 14 $7.4 Billion Investment Portfolio +$163M Available Cash BPL-Bridge $1,157 MM | 15% BPL-Rental $758 MM | 10% Performing Loans $525 MM | 7% RPL $436 MM | 6% Non-Agency RMBS $218 MM | 3% SFR $142 MM | 2% NYMT Holds Diversified Portfolio of Assets Single-Family Credit 43% Multi-Family 4% Mezzanine Lending $177 MM | 2% Cross-Collateralized Mezzanine Lending $134 MM | 2% Joint Venture Equity $21 MM | <1% Single-Family Agency 42% Other Investments $661 MM | 9% Available Cash $163 MM | 2% Other 9% Cash 2%

Market & Strategy Update 15

$654 $604 $933 $1,008 $923 $238 $306 $466 $636 $560 $416 $298 $467 $372 $363 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 NYMT Strategy for Long-Term Shareholder Value Strategy For Sustainable Earnings Growth • NYMT has been growing the investment portfolio with the goal of generating higher recurring net interest income amidst an uncertain interest rate environment. • Recent acquisitions have been primarily concentrated in Agency RMBS, BPL-Bridge loans and BPL-Rental loans. • NYMT utilizes its strong sourcing capabilities through years of experience and deep counterparty relationships in BPL loans to increase purchase volume. • NYMT is focused on asset management to increase the pace of resolutions across the portfolio and to mitigate future realized losses. • NYMT expanded its investment portfolio with $488 million in Residential Credit and Agency RMBS acquisitions in January 2025. Residential Investment Acquisitions (Dollar amounts in millions) Residential Credit Agency RMBS Residential Investment Activity 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 Acquisitions $654 $604 $933 $1,008 $923 Sales (45) (30) (4) (121) (19) Payoffs (230) (256) (321) (353) (489) Net Residential Investment Activity $379 $318 $608 $534 $415 See Glossary and End Notes in the Appendix. 16

Single-Family Agency RMBS Market • In the quarter, current coupon mortgage spreads widened by 6bps to 135bps, due to market uncertainty about the path of Fed rate cuts in 2025. • During the quarter, NYMT strategically increased its purchases of Agency RMBS to take advantage of wider spreads. • Agency RMBS remains a core investment focus and we expect continued growth in the portfolio. 17 Coupon (%) N Y M T A g en cy R M B S ($ M M ) Z V Sp read (b p ) NYMT Agency RMBS Holdings Market ZV Spread Acquisitions ZV Spread 2.0 2.5 3.0 3.5 4.0 4.5 5.0 5.5 6.0 6.5 7.0 0 500 1,000 1,500 0 50 100 150 200 Specified Pools at Different Coupons See Glossary and End Notes in the Appendix. M illio ns Agency RMBS Current Coupon Spreads

Single-Family Agency RMBS Strategy • As a core strategy, Agency RMBS provides several benefits: ◦ High carry and compelling risk-adjusted returns ◦ Diversification of overall portfolio ◦ Expected outperformance in a rate easing cycle or economic downturn • Starting in 2023, NYMT has strategically built the Agency RMBS portfolio during a period of historically wide spread levels. • The targeted profile of Agency RMBS purchases is in current coupon specified pools with lower pay- ups. Agency RMBS Portfolio Characteristics Asset Value ($MM) Specified Pool % | Agency IO % $3,137 98% | 2% See Glossary and End Notes in the Appendix. High LTV 23% Investor 4% Low FICO 29% Generic 26% State 10% Loan Bal 4% ARM 4% Specified Pool Breakdown 18 2% 5% 38% 40% 11% 4% 4.5% Coupon 5.0% Coupon 5.5% Coupon 6.0% Coupon 6.5% Coupon ARM Coupon 5.5% Specified Pool by Coupon Specified Pool Characteristics 3Q 2024 Portfolio 4Q 2024 Portfolio UPB ($MM) $2,836 $3,075 Avg. Price $102.00 $99.78 Avg. Coupon 5.80% 5.77% WALA (months) 14.5 17.3

6% 10% 84% Single-Family Single-Family Ground Up Multi-Family Multi-Family Ground Up BPL- Bridge Portfolio Breakdown Single-Family Business Purpose Loan-Bridge Strategy • NYMT BPL-Bridge strategy has been in place since 2019, trading with 18 originator/aggregator counterparties over time. • NYMT is selective on credit and prioritizes the flexibility of sourcing assets from reputable external partners. • NYMT has issued $1.2 billion* of BPL-Bridge securitizations in both rated and unrated deals with revolving debt structures. • The life-to-date principal balance invested in BPL-Bridge is $4.8 billion. See Glossary and End Notes in the Appendix. Loan Characteristics 4Q 2024 Portfolio 4Q 2024 Acquisitions UPB ($MM) $1,177 $281 Loan Count 2,321 671 Avg. FICO 742 743 Avg. Coupon 10.5% 10.6% Avg. LTARV 65% 67% Avg. LTC 71% 76% Ground Up % 10% 6% Multi-Family % 7% — $920 $971 $1,063 $1,180 $1,177 $186 $199 $179 $173 $170 $734 $772 $884 $1,007 $1,007 DQ 60+ % Performing DQ 60+ 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 $— $500 $1,000 $1,500 —% 25% 50% 75% 100% BPL-Bridge Portfolio Composition 19 *Includes BPL-Bridge securitization issued in Q1 2025. M ill io ns 14% <1%

# Single-Family

## *Portfolio Overview*

*Dollar amounts in millions*

**Total Investment Portfolio 87%** | **Total Capital 79%**

| Strategy | Sub-Sector | Asset Value % | Asset Value $ | Capital % | Capital $ | Portfolio Recourse Leverage Ratio | Portfolio Leverage Ratio | Characteristics: Avg. FICO | Characteristics: Avg. LTV | Characteristics: Avg. Coupon | Current Environment |
|---|---|---|---|---|---|---|---|---|---|---|---|
| BPL-Bridge | • Bridge loans | 18% | $1,157 | 27% | $303 | 0.7x | 3.3x | 742 | 65% | 10.49% | – BPL-Bridge securitization execution remains attractive in Q1 2025 due to robust investor demand, resulting in a more competitive environment for BPL-Bridge purchases. NYMT aims to increase acquisitions within this sector. |
| BPL-Rental | • DSCR | 12% | $758 | 9% | $99 | 1.7x | 6.8x | 746 | 73% | 6.82% | – NYMT continues to be active in the BPL-Rental space as securitization execution remains attractive. NYMT will look to continue to deploy capital in the space. |
| Performing Loan | • S&D<br>• Other | 9% | $525 | 8% | $85 | 0.6x | 5.4x | 740 | 58% | 4.18% | – NYMT has been less active in S&D given the competitive landscape. We continue to monitor the market for investment opportunities. |
| RPL | • Seasoned re-performing and non-performing mortgage loans | 7% | $436 | 8% | $85 | 0.0x | 4.7x | 636 | 54% | 5.17% | – Limited availability of new RPLs continues to keep spreads tight. NYMT's portfolio is supported by the embedded downside protection through lower LTVs, enhancing liquidity and reducing credit risk. NYMT has not recently expanded its RPL portfolio. |
| Agency RMBS | • Agency | 49% | $3,137 | 30% | $328 | 8.6x | 8.6x | 730 | 83% | 5.77% | – Treasury yields and agency spreads widened during the quarter as investors grappled with a persistently strong US economy and the Fed's direction in 2025.<br>– NYMT continues to grow its Agency RMBS exposure, targeting opportunities with attractive convexity profiles. |
| Non-Agency RMBS | • Non-Agency (includes Consolidated SLST securities - $149) | 3% | $218 | 10% | $109 | 0.5x | 1.1x | 606 | 76% | 4.76% | – Spreads on credit assets narrowed in Q4 2024, but absolute yields remained unchanged or widened due to higher interest rates offsetting spread compression. NYMT is observing the non-Agency RMBS market for investment opportunities in securities with strong risk-adjusted return profiles. |
| SFR | • Single-family rental properties | 2% | $142 | 7% | $78 | 0.9x | 0.9x | N/A | N/A | N/A | – Home price trends have remained high due to low supply of homes in the market. NYMT has not recently made additions to its SFR portfolio and continues to trim the portfolio in non-core markets. |

*See Glossary and End Notes in the Appendix.*

NYMT

20

See Glossary and End Notes in the Appendix.21 Multi-Family Asset Class-Mezzanine Lending and Cross-Collateralized Mezzanine Lending 1. The Avg. Coupon for Cross-Collateralized Mezzanine Lending relates to the preferred equity investment. Senior Debt NYMT Mezzanine Lending Common Equity NYMT Multi-Family Financed Property NYMT Mezzanine Lending Characteristics Mezzanine Lending Cross-Collateralized Mezzanine Lending Asset Value ($MM) $177 $134 Asset Count 19 10 Avg. Adjusted LTV 83% 82% Defaulted 1 0 Avg. Coupon 13% 11% (1) Senior Debt Characteristics Mezzanine Lending Cross-Collateralized Mezzanine Lending Fixed Rate 28% 100% Hedged Floating Rate 60% — Unhedged Floating Rate 12% — Total 100% 100% Avg. Effective Coupon 5.49% 4.13% Seasoned portfolio providing stable returns with continued paydowns

# Multi-Family

*Portfolio Overview*

*Dollar amounts in millions*

**Total Investment Portfolio 4%** | **Total Capital 21%**

| Strategy | Sub-Sector | Asset Value | | Capital [1] | | Characteristics | | | Current Environment |
|---|---|---|---|---|---|---|---|---|---|
| | | % | $ | % | $ | Avg. DSCR | Avg. Adjusted LTV [2] | Avg. Coupon [3] | |
| Mezzanine Lending & Cross-Collateralized Mezzanine Lending | Preferred equity and mezzanine direct originations | 94% | $311 | 93% | $268 | 1.26x | 83% | 12.09% | - NYMT expects redemptions to continue to accelerate, allowing for rotation into higher-yielding investments |
| Joint Venture Equity | Equity ownership of individual multi-family properties alongside an operating partner | 6% | $21 | 7% | $21 | N/A | N/A | N/A | - NYMT continues to wind down strategy with four positions remaining. |

1. Capital for Cross-Collateralized Mezzanine Lending includes Asset Value less the cumulative adjustment of redeemable non-controlling interest to estimated redemption value.
2. Avg. Adjusted LTV represents the weighted average combined LTV, inclusive of the estimated capital expenditure budget at origination, of the underlying properties.
3. The Avg. Coupon for Cross-Collateralized Mezzanine Lending relates to the preferred equity investment.

22 *See Glossary and End Notes in the Appendix.*

NYMT

Quarterly Financial Information 23

Financial Results Fourth Quarter Profit & Loss Dollar amounts in millions, except per share data Description Amount EPS Contribution Interest income $ 118.2 $ 1.30 Interest expense (91.5) (1.01) Net Interest Income $ 26.7 $ 0.29 Income from real estate 26.2 0.29 Expenses related to real estate (32.1) (0.35) Net Loss from Real Estate $ (5.9) $ (0.06) Realized losses (9.9) (0.11) Unrealized losses (131.6) (1.45) Gains on derivative investments 92.0 1.01 Income from equity investments 5.9 0.07 Impairment of real estate (0.7) (0.01) Other income 12.6 0.14 Other Loss $ (31.7) $ (0.35) Total Net Interest Income, Net Loss from Real Estate & Other Loss $ (10.9) $ (0.12) General & administrative expenses (12.0) (0.13) Portfolio operating expenses (7.0) (0.08) Debt issuance costs (1.9) (0.02) Total Expenses $ (20.9) $ (0.23) Adjustment: Net income attributable to non-controlling interest (1.1) (0.01) Income tax benefit 1.5 0.02 Preferred stock dividends (10.4) (0.12) Net Loss Attributable to Common Stockholders $ (41.8) $ (0.46) Add Back: Depreciation expense on operating real estate 2.0 0.02 Undepreciated Loss* $ (39.8) $ (0.44) See Glossary and End Notes in the Appendix. Note: Numbers may not foot due to rounding. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. 24

# Yields By Strategy

*Quarter over Quarter Comparison*

**Net Interest Spread* (4Q'24 vs 3Q'24)**
Net interest spread increased by 5bps, primarily due to a decrease in average financing cost driven by the securitization of residential loans previously financed through repurchase agreements and a decrease in base interest rates related to our repurchase agreements. Yield on average interest earning assets decreased by 12bps due to additional investments in lower-yielding Agency RMBS and U.S. Treasury securities.

| Dollar Amounts in Thousands | | 4Q'24 | | 3Q'24 | | 2Q'24 | | 1Q'24 | | 4Q'23 |
|---|---|---|---|---|---|---|---|---|---|---|
| **Single-Family** | | | | | | | | | | |
| Avg. Interest Earning Assets | $ | 6,193,037 | $ | 5,841,444 | $ | 5,103,593 | $ | 4,798,871 | $ | 4,569,863 |
| Avg. Interest Bearing Liabilities | $ | 5,274,186 | $ | 4,976,522 | $ | 4,226,917 | $ | 3,895,156 | $ | 3,526,749 |
| Yield on Avg. Interest Earning Assets* | | 6.69 % | | 6.66 % | | 6.37 % | | 6.29 % | | 6.11 % |
| Average Financing Cost* | | (5.23) % | | (5.30) % | | (5.05) % | | (5.03) % | | (5.12) % |
| **Single-Family Net Interest Spread*** | | **1.46 %** | | **1.36 %** | | **1.32 %** | | **1.26 %** | | **0.99 %** |
| **Multi-Family** | | | | | | | | | | |
| Avg. Interest Earning Assets | $ | 88,647 | $ | 91,164 | $ | 96,373 | $ | 95,382 | $ | 99,509 |
| Avg. Interest Bearing Liabilities | $ | – | $ | – | $ | – | $ | – | $ | – |
| Yield on Avg. Interest Earning Assets* | | 12.11 % | | 11.84 % | | 11.30 % | | 11.18 % | | 10.65 % |
| Average Financing Cost* | | – % | | – % | | – % | | – % | | – % |
| **Multi-Family Net Interest Spread*** | | **12.11 %** | | **11.84 %** | | **11.30 %** | | **11.18 %** | | **10.65 %** |
| **Corporate/Other** | | | | | | | | | | |
| Avg. Interest Earning Assets | $ | 513,508 | $ | 103,275 | $ | 1,000 | $ | 1,000 | $ | 1,000 |
| Avg. Interest Bearing Liabilities | $ | 782,921 | $ | 379,590 | $ | 220,697 | $ | 219,298 | $ | 219,739 |
| Yield on Avg. Interest Earning Assets* | | 4.28 % | | 4.08 % | | – % | | – % | | – % |
| Average Financing Cost* | | (5.00) % | | (6.29) % | | (6.63) % | | (5.75) % | | (6.34) % |
| **Corporate/Other Net Interest Spread*** | | **(0.72)%** | | **(2.21)%** | | **(6.63)%** | | **(5.75)%** | | **(6.34)%** |
| **Total** | | | | | | | | | | |
| Avg. Interest Earning Assets | $ | 6,795,192 | $ | 6,035,883 | $ | 5,200,966 | $ | 4,895,253 | $ | 4,670,372 |
| Avg. Interest Bearing Liabilities | $ | 6,057,107 | $ | 5,356,112 | $ | 4,447,614 | $ | 4,114,454 | $ | 3,746,488 |
| Yield on Avg. Interest Earning Assets* | | 6.57 % | | 6.69 % | | 6.46 % | | 6.38 % | | 6.21 % |
| Average Financing Cost* | | (5.20) % | | (5.37) % | | (5.13) % | | (5.07) % | | (5.19) % |
| **Net Interest Spread*** | | **1.37 %** | | **1.32 %** | | **1.33 %** | | **1.31 %** | | **1.02 %** |

*See Glossary and End Notes in the Appendix.*
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

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# Adjusted Net Interest Income*

## *Quarter over Quarter Comparison*

**Adjusted Net Interest Income* (4Q'24 vs 3Q'24)**
Increase in Adjusted Net Interest Income primarily attributable to increased investment in business purpose loans, Agency RMBS and U.S Treasury securities in the fourth quarter.

### Adjusted Interest Income & Adjusted Interest Expense Breakout by Investment Category

| Dollar Amounts in Thousands | | 4Q'24 | | 3Q'24 | | 2Q'24 | | 1Q'24 | | 4Q'23 |
|---|---|---|---|---|---|---|---|---|---|---|
| **Single-Family** | | | | | | | | | | |
| Adjusted Interest Income* | $ | 103,515 | $ | 97,233 | $ | 81,315 | $ | 75,426 | $ | 69,851 |
| Adjusted Interest Expense* | | (69,290) | | (66,297) | | (53,051) | | (48,762) | | (45,518) |
| **Single-Family Adjusted Net Interest Income*** | **$** | **34,225** | **$** | **30,936** | **$** | **28,264** | **$** | **26,664** | **$** | **24,333** |
| **Multi-Family** | | | | | | | | | | |
| Interest Income | $ | 2,683 | $ | 2,699 | $ | 2,708 | $ | 2,665 | $ | 2,670 |
| Interest Expense | | – | | – | | – | | – | | – |
| **Multi-Family Net Interest Income** | **$** | **2,683** | **$** | **2,699** | **$** | **2,708** | **$** | **2,665** | **$** | **2,670** |
| **Corporate/Other** | | | | | | | | | | |
| Interest Income | $ | 5,492 | $ | 1,054 | $ | – | $ | – | $ | – |
| Adjusted Interest Expense* | | (9,849) | | (5,999) | | (3,638) | | (3,134) | | (3,512) |
| **Corporate/Other Adjusted Net Interest Income (Loss)*** | **$** | **(4,357)** | **$** | **(4,945)** | **$** | **(3,638)** | **$** | **(3,134)** | **$** | **(3,512)** |
| Total Adjusted Interest Income* | $ | 111,690 | $ | 100,986 | $ | 84,023 | $ | 78,091 | $ | 72,521 |
| Total Adjusted Interest Expense* | | (79,139) | | (72,296) | | (56,689) | | (51,896) | | (49,030) |
| **Total Adjusted Net Interest Income*** | **$** | **32,551** | **$** | **28,690** | **$** | **27,334** | **$** | **26,195** | **$** | **23,491** |

*See Glossary and End Notes in the Appendix.*
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

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26

Net Loss from Real Estate Quarter over Quarter Comparison Net Loss from Real Estate (4Q’24 vs 3Q’24) Decrease in net loss from real estate during the quarter primarily due to sales of underlying properties or membership interests in, and de- consolidation of, five multi-family joint venture equity investments during the quarter. 1. See Slide 40 for amounts of depreciation expense and amortization of lease intangibles related to operating real estate attributable to the Company. See Glossary and End Notes in the Appendix. Dollar Amounts in Thousands 4Q'24 3Q'24 2Q'24 1Q'24 4Q'23 Income from real estate $ 26,193 $ 31,903 $ 36,466 $ 38,076 $ 42,861 Expenses related to real estate: Interest expense, mortgages payable on real estate (10,235) (12,676) (16,551) (20,769) (22,063) Depreciation expense on operating real estate (1) (6,879) (8,131) (11,284) (11,149) (6,249) Amortization of lease intangibles related to operating real estate (1) — — (951) (1,427) — Other real estate expenses (14,950) (18,591) (20,786) (21,100) (21,356) Total expenses related to real estate $ (32,064) $ (39,398) $ (49,572) $ (54,445) $ (49,668) Net Loss from Real Estate $ (5,871) $ (7,495) $ (13,106) $ (16,369) $ (6,807) 27

# Other (Loss) Income

## *Quarter over Quarter Comparison*

**Realized Losses, Net (4Q'24 vs 3Q'24)**
Net realized losses on residential loans and real estate owned in the fourth quarter is primarily related to losses incurred on foreclosed properties due to lower valuations and losses incurred on the sale of certain non-performing loans.

| Dollar Amounts in Thousands | | 4Q'24 | | 3Q'24 | | 2Q'24 | | 1Q'24 | | 4Q'23 |
|---|---|---|---|---|---|---|---|---|---|---|
| Residential loans and real estate owned | $ | (9,642) | $ | (958) | $ | (7,369) | $ | (10,164) | $ | (12,888) |
| Investment securities | | (305) | | (422) | | (122) | | (369) | | (11,951) |
| **Total Realized Losses, net** | **$** | **(9,947)** | **$** | **(1,380)** | **$** | **(7,491)** | **$** | **(10,533)** | **$** | **(24,839)** |

**Unrealized (Losses) Gains, Net (4Q'24 vs 3Q'24)**
Unrealized losses recognized in the fourth quarter can be attributed to increases in interest rates, which primarily impacted the fair value of our Agency RMBS, residential loan portfolio and Consolidated SLST investments. Unrealized losses on these assets were partially offset by unrealized gains recognized on CDOs at fair value as a result of the increase in interest rates.

| Dollar Amounts in Thousands | | 4Q'24 | | 3Q'24 | | 2Q'24 | | 1Q'24 | | 4Q'23 |
|---|---|---|---|---|---|---|---|---|---|---|
| Residential loans | $ | (45,644) | $ | 52,165 | $ | (2,268) | $ | (2,968) | $ | 68,931 |
| Consolidated SLST | | (4,357) | | 6,753 | | 542 | | (36) | | 9,338 |
| CDOs at fair value | | 16,548 | | (19,533) | | (136) | | 1,637 | | – |
| Corporate debt at fair value | | 590 | | (900) | | – | | – | | – |
| Preferred equity and mezzanine loan investments | | (137) | | 213 | | (16) | | (4,777) | | 131 |
| Investment securities | | (99,192) | | 58,251 | | (14,634) | | (33,246) | | 74,534 |
| Mortgage servicing rights | | 616 | | – | | – | | – | | – |
| **Total Unrealized (Losses) Gains, net** | **$** | **(131,576)** | **$** | **96,949** | **$** | **(16,512)** | **$** | **(39,390)** | **$** | **152,934** |

*See Glossary and End Notes in the Appendix.*

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28

# Other (Loss) Income

## *Quarter over Quarter Comparison*

**Gains (Losses) on Derivative Instruments, Net (4Q'24 vs 3Q'24)**
Net gains on derivative investments in the fourth quarter primarily related to:
- Unrealized gains on interest rate swaps as a result of an increase in interest rates
- Realized gains on the settlement of interest rate swaps

| Dollar Amounts in Thousands | 4Q'24 | 3Q'24 | 2Q'24 | 1Q'24 | 4Q'23 |
|---|---|---|---|---|---|
| Unrealized gains (losses) on derivative instruments | $ 89,638 | $ (56,282) | $ 5,509 | $ 45,034 | $ (63,927) |
| Realized gains (losses) on derivative instruments | 2,316 | (4,358) | 9,962 | 4,177 | (655) |
| **Total Gains (Losses) on Derivative Instruments, net** | **$ 91,954** | **$ (60,640)** | **$ 15,471** | **$ 49,211** | **$ (64,582)** |

**Income (Loss) from Equity Investments (4Q'24 vs 3Q'24)**
Income from equity investments in the fourth quarter primarily related to:
- Income and unrealized gain recognized on an equity investment in an entity that originates residential loans due to continued profitability and an increase in fair value
- Preferred return recognized on our preferred equity investments

| Dollar Amounts in Thousands | 4Q'24 | 3Q'24 | 2Q'24 | 1Q'24 | 4Q'23 |
|---|---|---|---|---|---|
| Preferred return on preferred equity investments accounted for as equity | $ 2,334 | $ 3,401 | $ 3,522 | $ 3,517 | $ 4,485 |
| Unrealized gains (losses), net on preferred equity investments accounted for as equity | 367 | (4,537) | (778) | 86 | 317 |
| Income (loss) from unconsolidated joint venture equity investments in multi-family properties | 104 | (421) | (15) | (4,050) | 647 |
| Income (loss) from entity that originates residential loans | 3,180 | 7,611 | 3,379 | (1,689) | 3,113 |
| **Total Income (Loss) from Equity Investments** | **$ 5,985** | **$ 6,054** | **$ 6,108** | **$ (2,136)** | **$ 8,562** |

*See Glossary and End Notes in the Appendix.*

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# Other (Loss) Income

## *Quarter over Quarter Comparison*

**Impairment of Real Estate (4Q'24 vs 3Q'24)**
Impairment losses recognized as a result of a decrease in the fair value of real estate due to lower valuations.

| Dollar Amounts in Thousands | 4Q'24 | 3Q'24 | 2Q'24 | 1Q'24 | 4Q'23 |
|---|---|---|---|---|---|
| **Impairment of Real Estate** | **$ (733)** | **$ (7,823)** | **$ (4,071)** | **$ (36,247)** | **$ (18,252)** |

**Loss on Reclassification of Disposal Group**

| Dollar Amounts in Thousands | 4Q'24 | 3Q'24 | 2Q'24 | 1Q'24 | 4Q'23 |
|---|---|---|---|---|---|
| **Loss on Reclassification of Disposal Group** | **$ –** | **$ –** | **$ –** | **$ (14,636)** | **$ (16,163)** |

**Other Income (Loss) (4Q'24 vs 3Q'24)**
Other income in the fourth quarter is primarily related to:

- Net gain recognized on the sale of an underlying apartment community in a consolidated joint venture equity investment
- Gain on de-consolidation as a result of the sale of our membership interests in consolidated joint venture equity investments

| Dollar Amounts in Thousands | 4Q'24 | 3Q'24 | 2Q'24 | 1Q'24 | 4Q'23 |
|---|---|---|---|---|---|
| Gain on sale of real estate | $ 9,671 | $ 17,903 | $ 127 | $ 134 | $ 2,884 |
| Gain on de-consolidation of joint venture equity investment in Consolidated VIEs | 2,411 | 3,393 | 261 | 50 | – |
| Servicing fee income | 906 | – | – | – | – |
| Preferred equity and mezzanine loan premiums resulting from early redemption | 69 | 28 | – | 98 | 76 |
| Loss on extinguishment of collateralized debt obligations and mortgages payable on real estate | (473) | (1,699) | – | (692) | (103) |
| Provision for uncollectible receivables | – | – | – | (3,207) | – |
| Miscellaneous income | 23 | 90 | 27 | 25 | 168 |
| **Total Other Income (Loss)** | **$ 12,607** | **$ 19,715** | **$ 415** | **$ (3,592)** | **$ 3,025** |

*See Glossary and End Notes in the Appendix.*

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# Expense Analysis

## *Quarter over Quarter Comparison*

### General and Administrative Expenses

| Dollar Amounts in Thousands | | 4Q'24 | | 3Q'24 | | 2Q'24 | | 1Q'24 | | 4Q'23 |
|---|---|---|---|---|---|---|---|---|---|---|
| Salaries, benefits and directors' compensation | $ | 8,458 | $ | 8,736 | $ | 8,331 | $ | 9,273 | $ | 8,773 |
| Other general and administrative expenses | | 3,572 | | 3,205 | | 3,317 | | 3,781 | | 2,968 |
| **Total General and Administrative Expenses** | **$** | **12,030** | **$** | **11,941** | **$** | **11,648** | **$** | **13,054** | **$** | **11,741** |

### Portfolio Operating Expenses (4Q'24 vs 3Q'24)

Portfolio operating expenses in the fourth quarter decreased primarily due to reduced expenses associated with our non-performing residential loan portfolio.

| Dollar Amounts in Thousands | | 4Q'24 | | 3Q'24 | | 2Q'24 | | 1Q'24 | | 4Q'23 |
|---|---|---|---|---|---|---|---|---|---|---|
| **Portfolio Operating Expenses** | **$** | **7,016** | **$** | **8,531** | **$** | **7,399** | **$** | **7,742** | **$** | **6,072** |

### Debt Issuance Costs (4Q'24 vs 3Q'24)

Debt issuance costs recorded in the fourth quarter were related to the issuance of a residential loan securitization for which costs were expensed as incurred as a result of the fair value option election.

| Dollar Amounts in Thousands | | 4Q'24 | | 3Q'24 | | 2Q'24 | | 1Q'24 | | 4Q'23 |
|---|---|---|---|---|---|---|---|---|---|---|
| Securitization transaction costs | $ | 1,883 | $ | 2,354 | $ | 2,072 | $ | 3,545 | $ | – |
| Corporate debt transaction costs | | – | | – | | 2,480 | | – | | – |
| **Total Debt Issuance Costs** | **$** | **1,883** | **$** | **2,354** | **$** | **4,552** | **$** | **3,545** | **$** | **–** |

*See Glossary and End Notes in the Appendix.*

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Other Comprehensive (Loss) Income Dollar Amounts in Thousands 4Q'24 3Q'24 2Q'24 1Q'24 4Q'23 Net (Loss) Income Attributable to Company's Common Stockholders $ (41,828) $ 32,410 $ (26,028) $ (68,340) $ 31,465 Other Comprehensive Income: Increase in fair value of investment securities available for sale — — — — 1 Reclassification adjustment for net loss included in net (loss) income — — — 4 1,822 Total Other Comprehensive Income — — — 4 1,823 Comprehensive (Loss) Income Attributable to Company's Common Stockholders $ (41,828) $ 32,410 $ (26,028) $ (68,336) $ 33,288 See Glossary and End Notes in the Appendix. 32

# Book Value

## Changes in Book Value

The following table analyzes the changes in GAAP Book Value and Adjusted Book Value* of our common stock for the quarter and year ended December 31, 2024.

| | Quarter Ended December 31, 2024 | | | Year Ended December 31, 2024 | | |
|---|---|---|---|---|---|---|
| Amounts in Thousands, except per share | Amount | Shares | Per Share | Amount | Shares | Per Share |
| Beginning Balance, GAAP Book Value | $ 890,037 | 90,579 | $ 9.83 | $ 1,025,502 | 90,675 | $ 11.31 |
| Common stock issuance, net [1] | 2,567 | (4) | | 6,068 | 487 | |
| Common stock repurchases | – | – | | (3,493) | (587) | |
| Balance after share activity | 892,604 | 90,575 | 9.85 | 1,028,077 | 90,575 | 11.35 |
| Adjustment of redeemable non-controlling interest to estimated redemption value | 7,608 | | 0.08 | (10,613) | | (0.12) |
| Dividends and dividend equivalents declared | (17,774) | | (0.19) | (73,073) | | (0.81) |
| Net change in accumulated other comprehensive loss: | | | | | | |
| Investment securities available for sale | – | | – | 4 | | – |
| Net loss attributable to Company's common stockholders | (41,828) | | (0.46) | (103,785) | | (1.14) |
| **Ending Balance, GAAP Book Value** | **$ 840,610** | **90,575** | **$ 9.28** | **$ 840,610** | **90,575** | **$ 9.28** |
| Add: | | | | | | |
| Cumulative depreciation expense on real estate [2] | 20,837 | | 0.23 | 20,837 | | 0.23 |
| Cumulative amortization of lease intangibles related to real estate [2] | 4,620 | | 0.05 | 4,620 | | 0.05 |
| Cumulative adjustment of redeemable non-controlling interest to estimated redemption value | 40,675 | | 0.45 | 40,675 | | 0.45 |
| Adjustment of amortized cost liabilities to fair value | 30,619 | | 0.34 | 30,619 | | 0.34 |
| **Ending Balance, Adjusted Book Value*** | **$ 937,361** | **90,575** | **$ 10.35** | **$ 937,361** | **90,575** | **$ 10.35** |

1. Includes amortization of stock based compensation.
2. Represents cumulative adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to real estate held as of the end of the period presented for which an impairment has not been recognized.

*See Glossary and End Notes in the Appendix.*
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

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# Annual and Quarterly Returns

## *Economic/Total Rate*

**Economic Return:**
Change in book value per share for the period + dividend per share declared for the period, divided by the beginning period book value per share.

**Economic Return on Adjusted Book Value:***
Change in Adjusted Book Value per share for the period + dividend per share declared for the period, divided by the beginning period Adjusted Book Value per share.

| | 2024 | 4Q'24 | 3Q'24 | 2Q'24 | 1Q'24 | 2023 | 2022 | 2021 |
|---|---|---|---|---|---|---|---|---|
| **Book Value per share** | | | | | | | | |
| Beginning | $ 11.31 | $ 9.83 | $ 9.69 | $ 10.21 | $ 11.31 | $ 13.27 | $ 18.81 | $ 18.84 |
| Ending | $ 9.28 | $ 9.28 | $ 9.83 | $ 9.69 | $ 10.21 | $ 11.31 | $ 13.27 | $ 18.81 |
| **Change in Book Value per share** | **$ (2.03)** | **$ (0.55)** | **$ 0.14** | **$ (0.52)** | **$ (1.10)** | **$ (1.96)** | **$ (5.54)** | **$ (0.03)** |
| Dividends | | | | | | | | |
| Q1 | $ 0.20 | | | | $ 0.20 | $ 0.40 | $ 0.40 | $ 0.40 |
| Q2 | 0.20 | | | $ 0.20 | | 0.30 | 0.40 | 0.40 |
| Q3 | 0.20 | | $ 0.20 | | | 0.30 | 0.40 | 0.40 |
| Q4 | 0.20 | $ 0.20 | | | | 0.20 | 0.40 | 0.40 |
| **Total** | **$ 0.80** | **$ 0.20** | **$ 0.20** | **$ 0.20** | **$ 0.20** | **$ 1.20** | **$ 1.60** | **$ 1.60** |
| **Economic Return** | **(10.9)%** | **(3.6)%** | **3.5 %** | **(3.1)%** | **(8.0)%** | **(5.7)%** | **(20.9)%** | **8.3 %** |
| **Adjusted Book Value per share*** | | | | | | | | |
| Beginning | $ 12.66 | $ 10.87 | $ 11.02 | $ 11.51 | $ 12.66 | $ 15.89 | $ 18.89 | $ 18.82 |
| Ending | $ 10.35 | $ 10.35 | $ 10.87 | $ 11.02 | $ 11.51 | $ 12.66 | $ 15.89 | $ 18.89 |
| **Change in Adjusted Book Value per share** | **$ (2.31)** | **$ (0.52)** | **$ (0.15)** | **$ (0.49)** | **$ (1.15)** | **$ (3.23)** | **$ (3.00)** | **$ 0.07** |
| **Economic Return on Adjusted Book Value*** | **(11.9)%** | **(2.9)%** | **0.5 %** | **(2.5)%** | **(7.5)%** | **(12.8)%** | **(7.4)%** | **8.7 %** |

**Total Rate of Return:**
Change in stock price for the period + dividend per share declared for the period, divided by the beginning period stock price.

| | 2024 | 4Q'24 | 3Q'24 | 2Q'24 | 1Q'24 | 2023 | 2022 | 2021 |
|---|---|---|---|---|---|---|---|---|
| **Stock Price** | | | | | | | | |
| Beginning | $ 8.53 | $ 6.33 | $ 5.84 | $ 7.20 | $ 8.53 | $ 10.24 | $ 14.88 | $ 14.76 |
| Ending | $ 6.06 | $ 6.06 | $ 6.33 | $ 5.84 | $ 7.20 | $ 8.53 | $ 10.24 | $ 14.88 |
| **Change in Stock Price** | **$ (2.47)** | **$ (0.27)** | **$ 0.49** | **$ (1.36)** | **$ (1.33)** | **$ (1.71)** | **$ (4.64)** | **$ 0.12** |
| **Total Rate of Return** | **(19.6)%** | **(1.1)%** | **11.8 %** | **(16.1)%** | **(13.2)%** | **(5.0)%** | **(20.4)%** | **11.7 %** |

*See Glossary and End Notes in the Appendix.*
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

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Appendix 35

Non-GAAP Financial Measures Adjusted Net Interest Income (Loss) and Net Interest Spread In addition to the results presented in accordance with GAAP, this supplemental presentation includes certain non-GAAP financial measures, including adjusted interest income, adjusted interest expense, adjusted net interest income (loss), yield on average interest earning assets, average financing cost, net interest spread, undepreciated (loss) earnings and adjusted book value per common share. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance and trends using the metrics that management uses to operate our business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this supplemental presentation to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated. Financial results for the Company during a given period include the net interest income earned on our investment portfolio of residential loans, investment securities and preferred equity investments and mezzanine loans, where the risks and payment characteristics are equivalent to and accounted for as loans (collectively, our “interest earning assets”). Adjusted net interest income (loss) and net interest spread (both supplemental non-GAAP financial measures) are impacted by factors such as our cost of financing, including our hedging costs, and the interest rate that our investments bear. Furthermore, the amount of premium or discount paid on purchased investments and the prepayment rates on investments will impact adjusted net interest income (loss) as such factors will be amortized over the expected term of such investments. We provide the following non-GAAP financial measures, in total and by investment category, for the respective periods: • Adjusted Interest Income – calculated as our GAAP interest income reduced by the interest expense recognized on Consolidated SLST CDOs, • Adjusted Interest Expense – calculated as our GAAP interest expense reduced by the interest expense recognized on Consolidated SLST CDOs and adjusted to include the net interest component of interest rate swaps, • Adjusted Net Interest Income (Loss) – calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income, • Yield on Average Interest Earning Assets – calculated as the quotient of our Adjusted Interest Income and our average interest earning assets and excludes all Consolidated SLST assets other than those securities owned by the Company, • Average Financing Cost – calculated as the quotient of our Adjusted Interest Expense and the average outstanding balance of our interest bearing liabilities, excluding Consolidated SLST CDOs and mortgages payable on real estate, and • Net Interest Spread – calculated as the difference between our Yield on Average Interest Earning Assets and our Average Financing Cost. These measures remove the impact of Consolidated SLST that we consolidate in accordance with GAAP and include the net interest component of interest rate swaps utilized to hedge the variable cash flows associated with our variable-rate borrowings, which is included in gains (losses) on derivative instruments, net in the Company's consolidated statements of operations. With respect to Consolidated SLST, we only include the interest income earned by the Consolidated SLST securities that are actually owned by the Company as the Company only receives income or absorbs losses related to the Consolidated SLST securities actually owned by the Company. We include the net interest component of interest rate swaps in these measures to more fully represent the cost of our financing strategy. We provide the non-GAAP financial measures listed above because we believe these non-GAAP financial measures provide investors and management with additional detail and enhance their understanding of our interest earning asset yields, in total and by investment category, relative to the cost of our financing and the underlying trends within our portfolio of interest earning assets. In addition to the foregoing, our management team uses these measures to assess, among other things, the performance of our interest earning assets in total and by asset, possible cash flows from our interest earning assets in total and by asset, our ability to finance or borrow against the asset and the terms of such financing and the composition of our portfolio of interest earning assets, including acquisition and disposition determinations. The following slides present reconciliations of GAAP interest income to Adjusted Interest Income, GAAP interest expense to Adjusted Interest Expense and GAAP net interest income (loss) to Adjusted Net Interest Income (Loss) for our single-family and corporate/other portfolios and the Company for the periods indicated. See Glossary and End Notes in the Appendix. 36

Non-GAAP Financial Measures Reconciliation of Single-Family Adjusted Net Interest Income Dollar Amounts in Thousands 4Q'24 3Q'24 2Q'24 1Q'24 4Q'23 Single-Family GAAP interest income $ 110,078 $ 104,608 $ 88,067 $ 81,227 $ 76,119 GAAP interest expense (80,096) (81,214) (67,434) (61,740) (57,489) GAAP total net interest income $ 29,982 $ 23,394 $ 20,633 $ 19,487 $ 18,630 GAAP interest income $ 110,078 $ 104,608 $ 88,067 $ 81,227 $ 76,119 Adjusted for: Consolidated SLST CDO interest expense (6,563) (7,375) (6,752) (5,801) (6,268) Adjusted Interest Income $ 103,515 $ 97,233 $ 81,315 $ 75,426 $ 69,851 GAAP interest expense $ (80,096) $ (81,214) $ (67,434) $ (61,740) $ (57,489) Adjusted for: Consolidated SLST CDO interest expense 6,563 7,375 6,752 5,801 6,268 Net interest benefit of interest rate swaps 4,243 7,542 7,631 7,177 5,703 Adjusted Interest Expense $ (69,290) $ (66,297) $ (53,051) $ (48,762) $ (45,518) Adjusted Net Interest Income (1) $ 34,225 $ 30,936 $ 28,264 $ 26,664 $ 24,333 1. Adjusted Net Interest Income is calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income. See Glossary and End Notes in the Appendix. 37

Non-GAAP Financial Measures Reconciliation of Corporate/Other Adjusted Net Interest Loss Dollar Amounts in Thousands 4Q'24 3Q'24 2Q'24 1Q'24 4Q'23 Corporate/Other GAAP interest income $ 5,492 $ 1,054 $ — $ — $ — GAAP interest expense (11,446) (6,910) (4,297) (4,289) (4,500) GAAP total net interest loss $ (5,954) $ (5,856) $ (4,297) $ (4,289) $ (4,500) GAAP interest expense $ (11,446) $ (6,910) $ (4,297) $ (4,289) $ (4,500) Adjusted for: Net interest benefit of interest rate swaps 1,597 911 659 1,155 988 Adjusted Interest Expense $ (9,849) $ (5,999) $ (3,638) $ (3,134) $ (3,512) Adjusted Net Interest Loss (1) $ (4,357) $ (4,945) $ (3,638) $ (3,134) $ (3,512) 1. Adjusted Net Interest Loss is calculated by subtracting Adjusted Interest Expense from GAAP Interest Income. See Glossary and End Notes in the Appendix. 38

Non-GAAP Financial Measures Reconciliation of Total Adjusted Net Interest Income 1. Adjusted Net Interest Income is calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income. Dollar Amounts in Thousands 4Q'24 3Q'24 2Q'24 1Q'24 4Q'23 GAAP interest income $ 118,253 $ 108,361 $ 90,775 $ 83,892 $ 78,789 GAAP interest expense (91,542) (88,124) (71,731) (66,029) (61,989) GAAP total net interest income $ 26,711 $ 20,237 $ 19,044 $ 17,863 $ 16,800 GAAP interest income $ 118,253 $ 108,361 $ 90,775 $ 83,892 $ 78,789 Adjusted for: Consolidated SLST CDO interest expense (6,563) (7,375) (6,752) (5,801) (6,268) Adjusted Interest Income $ 111,690 $ 100,986 $ 84,023 $ 78,091 $ 72,521 GAAP interest expense $ (91,542) $ (88,124) $ (71,731) $ (66,029) $ (61,989) Adjusted for: Consolidated SLST CDO interest expense 6,563 7,375 6,752 5,801 6,268 Net interest benefit of interest rate swaps 5,840 8,453 8,290 8,332 6,691 Adjusted Interest Expense $ (79,139) $ (72,296) $ (56,689) $ (51,896) $ (49,030) Adjusted Net Interest Income (1) $ 32,551 $ 28,690 $ 27,334 $ 26,195 $ 23,491 See Glossary and End Notes in the Appendix. 39

Non-GAAP Financial Measures Undepreciated (Loss) Earnings Undepreciated (Loss) Earnings is a supplemental non-GAAP financial measure defined as GAAP net (loss) income attributable to Company's common stockholders excluding the Company's share in depreciation expense and lease intangible amortization expense, if any, related to operating real estate, net for which an impairment has not been recognized. By excluding these non-cash adjustments from our operating results, we believe that the presentation of Undepreciated (Loss) Earnings provides a consistent measure of our operating performance and useful information to investors to evaluate the effective net return on our portfolio. In addition, we believe that presenting Undepreciated (Loss) Earnings enables our investors to measure, evaluate, and compare our operating performance to that of our peers. A reconciliation of net (loss) income attributable to Company's common stockholders to Undepreciated (Loss) Earnings for the periods indicated is presented below: Dollar Amounts in Thousands (except per share data) 4Q'24 3Q'24 2Q'24 1Q'24 4Q'23 Net (loss) income attributable to Company's common stockholders $ (41,828) $ 32,410 $ (26,028) $ (68,340) $ 31,465 Add: Depreciation expense on operating real estate 2,028 2,531 3,698 6,326 2,232 Undepreciated (Loss) Earnings $ (39,800) $ 34,941 $ (22,330) $ (62,014) $ 33,697 Weighted average shares outstanding - basic 90,579 90,582 90,989 91,117 90,683 Undepreciated (Loss) Earnings per common share $ (0.44) $ 0.39 $ (0.25) $ (0.68) $ 0.37 See Glossary and End Notes in the Appendix. 40

Non-GAAP Financial Measures Adjusted Book Value Per Common Share Adjusted book value per common share is a supplemental non-GAAP financial measure calculated by making the following adjustments to GAAP book value: (i) exclude the Company's share of cumulative depreciation and lease intangible amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, (ii) exclude the cumulative adjustment of redeemable non-controlling interests to estimated redemption value and (iii) adjust our amortized cost liabilities that finance our investment portfolio to fair value. Our rental property portfolio includes fee simple interests in single-family rental homes and joint venture equity interests in multi-family properties owned by Consolidated Real Estate VIEs. By excluding our share of cumulative non-cash depreciation and amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, adjusted book value reflects the value, at their undepreciated basis, of our single-family rental properties and joint venture equity investments that the Company has determined to be recoverable at the end of the period. Additionally, in connection with third party ownership of certain of the non-controlling interests in certain of the Consolidated Real Estate VIEs, we record redeemable non-controlling interests as mezzanine equity on our consolidated balance sheets. The holders of the redeemable non-controlling interests may elect to sell their ownership interests to us at fair value once a year, subject to annual minimum and maximum amount limitations, resulting in an adjustment of the redeemable non-controlling interests to fair value that is accounted for by us as an equity transaction in accordance with GAAP. A key component of the estimation of fair value of the redeemable non-controlling interests is the estimated fair value of the multi-family apartment properties held by the applicable Consolidated Real Estate VIEs. However, because the corresponding real estate assets are not reported at fair value and thus not adjusted to reflect unrealized gains or losses in our consolidated financial statements, the cumulative adjustment of the redeemable non-controlling interests to fair value directly affects our GAAP book value. By excluding the cumulative adjustment of redeemable non-controlling interests to estimated redemption value, Adjusted Book Value more closely aligns the accounting treatment applied to these real estate assets and reflects our joint venture equity investment at its undepreciated basis. The substantial majority of our remaining assets are financial or similar instruments that are carried at fair value in accordance with the fair value option in our consolidated financial statements. However, unlike our use of the fair value option for the assets in our investment portfolio, certain CDOs issued by our residential loan securitizations, certain senior unsecured notes and subordinated debentures that finance our investment portfolio assets are carried at amortized cost in our consolidated financial statements. By adjusting these financing instruments to fair value, Adjusted Book Value reflects the Company's net equity in investments on a comparable fair value basis. We believe that the presentation of Adjusted Book Value per common share provides a useful measure for investors and us as it provides a consistent measure of our value, allows management to effectively consider our financial position and facilitates the comparison of our financial performance to that of our peers. The following slide presents a reconciliation of GAAP book value to Adjusted Book Value and calculation of Adjusted Book Value per common share as of the dates indicated. See Glossary and End Notes in the Appendix. 41

# Non-GAAP Financial Measures

*Reconciliation of Adjusted Book Value Per Common Share*

| Dollar Amounts in Thousands (except per share data) | | 4Q'24 | | 3Q'24 | | 2Q'24 | | 1Q'24 | | 4Q'23 |
|---|---|---|---|---|---|---|---|---|---|---|
| Company's stockholders' equity | $ | 1,394,720 | $ | 1,444,147 | $ | 1,431,910 | $ | 1,485,256 | $ | 1,579,612 |
| Preferred stock liquidation preference | | (554,110) | | (554,110) | | (554,110) | | (554,110) | | (554,110) |
| **GAAP Book Value** | | 840,610 | | 890,037 | | 877,800 | | 931,146 | | 1,025,502 |
| Add: | | | | | | | | | | |
| Cumulative depreciation expense on real estate [1] | | 20,837 | | 19,180 | | 21,692 | | 24,451 | | 21,801 |
| Cumulative amortization of lease intangibles related to real estate [1] | | 4,620 | | 4,903 | | 11,078 | | 13,000 | | 14,897 |
| Cumulative adjustment of redeemable non-controlling interest to estimated redemption value | | 40,675 | | 48,282 | | 44,053 | | 36,489 | | 30,062 |
| Adjustment of amortized cost liabilities to fair value | | 30,619 | | 21,961 | | 43,475 | | 44,590 | | 55,271 |
| **Adjusted Book Value** | **$** | **937,361** | **$** | **984,363** | **$** | **998,098** | **$** | **1,049,676** | **$** | **1,147,533** |
| Common shares outstanding | | 90,575 | | 90,579 | | 90,592 | | 91,231 | | 90,675 |
| GAAP book value per common share | $ | 9.28 | $ | 9.83 | $ | 9.69 | $ | 10.21 | $ | 11.31 |
| **Adjusted Book Value per Common Share** | **$** | **10.35** | **$** | **10.87** | **$** | **11.02** | **$** | **11.51** | **$** | **12.66** |

1. Represents cumulative adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to real estate held as of the end of the period presented for which an impairment has not been recognized.

*See Glossary and End Notes in the Appendix.*

NYMT

42

Glossary 43 The following defines certain of the commonly used terms in this presentation: "Adjusted Book Value" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Book Value Per Common Share"; "Adjusted Interest Income" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Net Interest Income (Loss) and Net Interest Spread"; "Adjusted Interest Expense" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Net Interest Income (Loss) and Net Interest Spread"; "Adjusted Net Interest Income" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Net Interest Income (Loss) and Net Interest Spread"; "Agency" refers to RMBS representing interests in or obligations backed by pools of mortgage loans issued and guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); "ARMs" refers to adjustable-rate RMBS; "Average Financing Cost" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Net Interest Income (Loss) and Net Interest Spread"; "Average Interest Earning Assets" include residential loans, multi-family loans and investment securities and exclude all Consolidated SLST assets other than those securities owned by the Company. Average Interest Earning Assets is calculated based on the daily average amortized cost for the periods indicated; "Average Interest Bearing Liabilities" is calculated each quarter based on the daily average outstanding balance for the respective periods and include repurchase agreements, residential loan securitization and non-Agency RMBS re-securitization CDOs, senior unsecured notes and subordinated debentures and exclude Consolidated SLST CDOs and mortgages payable on real estate as the Company does not directly incur interest expense on these liabilities that are consolidated for GAAP purposes; "BPL" refers to business purpose loans; "BPL-Bridge" refers to short-term business purpose loans collateralized by residential properties made to investors who intend to rehabilitate and sell the residential property for a profit; "BPL-Rental" refers to business purpose loans which finance (or refinance) non-owner occupied residential properties that are rented to one or more tenants; "Capital Allocation" refers to the net capital allocated (see Appendix - "Capital Allocation"); "CDO" or "collateralized debt obligation" includes debt that permanently finances the residential loans held in Consolidated SLST, the Company's residential loans held in securitization trusts and a non-Agency RMBS re-securitization that we consolidate or consolidated in our financial statements in accordance with GAAP; "CMBS" refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities issued by a GSE, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; "Cross-Collateralized Mezzanine Lending" refers to our combined preferred equity and common equity investment in one joint venture entity that owns several multi-family properties; "Company Recourse Leverage Ratio" represents total outstanding recourse repurchase agreement financing plus subordinated debentures and senior unsecured notes divided by the Company's total stockholders' equity. Does not include non-recourse repurchase agreement financing, CDOs and mortgages payable on real estate as they are non-recourse debt to the Company; "Consolidated Real Estate VIEs" refers to Consolidated VIEs that own multi-family properties; "Consolidated SLST" refers to Freddie Mac-sponsored residential mortgage loan securitizations, comprised of seasoned re-performing and non-performing residential mortgage loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; "Consolidated SLST CDOs" refers to the debt that permanently finances the residential mortgage loans held in Consolidated SLST that we consolidate in our financial statements in accordance with GAAP; "Consolidated VIEs" refers to variable interest entities (“VIEs”) where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that the Company consolidates in its consolidated financial statements in accordance with GAAP; "Corporate Debt" refers to subordinated debentures and senior unsecured notes, collectively; "CRE" refers to commercial real estate; "DSCR" refers to debt service coverage ratio; "Economic Return" is calculated based on the periodic change in GAAP book value per share plus dividends declared per common share during the respective period;

"Economic Return on Adjusted Book Value" is calculated based on the periodic change in Adjusted Book Value per common share, a supplemental non-GAAP measure, plus dividends declared per common share during the respective periods; "IOs" refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; "JV" refers to joint venture; "LTARV" refers to loan-to-after repair value ratio; "LTC" refers to loan-to-cost ratio; "LTV" refers to loan-to-value ratio; "Market Capitalization" is the outstanding shares of common stock multiplied by closing common stock price as of the date indicated; "MBS" refers to mortgage-backed securities; "Mezzanine Lending" refers to the Company's preferred equity in, and mezzanine loans to, entities that have multi-family real estate assets; "MF" refers to multi-family; "MTM" refers to mark-to-market; "Net Capital" refers to the net carrying value of assets and liabilities related to a strategy; "Net Interest Spread" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Net Interest Income (Loss) and Net Interest Spread"; "non-Agency RMBS" refers to RMBS that are not guaranteed by any agency of the U.S. Government or GSE; "Portfolio Recourse Leverage Ratio" represents outstanding recourse repurchase agreement financing divided by the Company's total stockholders' equity; "Residential Credit" refers to the Company's investments in residential loans, mortgage servicing rights, single-family rental properties, non-Agency RMBS, CMBS, and Consolidated SLST securities; "RMBS" refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; "RPL" refers to pools of seasoned re-performing, non-performing and other delinquent mortgage loans secured by first liens on one- to four-family properties; "S&D" refers to scratch and dent mortgage loans secured by a mortgage lien on a one- to four- family residential property intended by the originator to conform with Fannie Mae, Freddie Mac or other conduit standards but did not meet the originally intended origination guidelines due to errors in relevant documentation, credit underwriting of the borrower, consumer disclosures or other applicable requirements; "SF" refers to single-family; "SFR" refers to single-family rental properties; "Specified Pools" includes the Company's Agency fixed rate RMBS and Agency ARMs; "Total Investment Portfolio" refers to the carrying value of investments actually owned by the Company (see Appendix – “Capital Allocation”); "Total Market Capitalization" is the outstanding shares of common stock and preferred stock multiplied by closing common stock and preferred stock market prices as of the date indicated; "Total Portfolio Leverage Ratio" represents outstanding repurchase agreement financing plus CDOs issued by the Company related to the strategy divided by the Net Capital allocated to the strategy; "Total Rate of Return" is calculated based on the change in price of the Company's common stock plus dividends declared per common share during the respective period; "Undepreciated (Loss) Earnings" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Undepreciated (Loss) Earnings"; "UPB" refers to unpaid principal balance; "WA" refers to weighted average; "WALA" refers to weighted average loan age; "Yield on Average Interest Earning Assets" has the meaning set forth in Appendix -"Non-GAAP Financial Measures—Adjusted Net Interest Income (Loss) and Net Interest Spread"; and "ZV Spread" refers to zero-volatility spread. Glossary 44

End Notes Slide 1 − Image(s) used under license from PowerPoint Stock Images. Slide 3 − Image(s) used under license from PowerPoint Stock Images. Slide 4 − Image(s) used under license from PowerPoint Stock Images. Slide 5 − Refer to Appendix - "Capital Allocation" for a detailed breakout of Capital Allocation and Total Investment Portfolio. Agency RMBS with total net capital allocated of $327.7 million are included in Single-Family in the Appendix - "Capital Allocation" table. Slide 6 − Available cash as of December 31, 2024 is calculated as unrestricted cash of $167.4 million less $4.2 million of cash held by the Company's consolidated multi-family properties not in disposal group held for sale. − Effective cost represents the weighted average pricing yield of all sold tranches of the securitization at primary issuance weighted by the pricing value of each sold tranche, factoring in the modeling assumptions as described in the offering materials of such securitization. − Average coupon for Agency RMBS strategy represents the weighted average coupon rate of purchased Specified Pools and does not include purchased Agency IOs, if any. Slide 7 − Acquired assets represent the cost of investment portfolio assets acquired by the Company and includes draws funded for business purpose bridge loans and existing equity investments and capitalized costs for single-family rental properties. − Other acquired assets include performing residential loans, U.S. Treasury securities, non-Agency RMBS, Consolidated SLST securities, mortgage servicing rights, capital expenditures on SFR and activity related to Consolidated Real Estate VIEs. − Portfolio Recourse Leverage ratio presented as of December 31, 2024. − Available cash as of December 31, 2024 is calculated as unrestricted cash of $167.4 million less $4.2 million of cash held by the Company's consolidated multi-family properties not in disposal group held for sale. − Dry powder includes 1) $99 million of financing of unencumbered assets, which represents the estimated available repurchase agreement and revolver securitization financings for the Company's residential loans and investment securities as of December 31, 2024 and 2) $81 million of additional financing of under-levered assets, which represents the estimated additional financing available for residential loans and investment securities under the Company's current repurchase agreements as of December 31, 2024. − Cost of operations is calculated by dividing total general, administrative and operating expenses for 2024 by the average Company's stockholders' equity in 2024. − Annual savings from expense reduction plan represent estimated future annual general and administrative cost reductions. These projections are based on management's current views and estimates, and the actual results may vary materially. See "Forward Looking Statements" at the beginning of this presentation for more information on forward looking statements. Slide 8 − Expected budget deficit data sourced from Congressional Budget Office. − Real GDP growth and data sourced from Bureau of Economic Analysis. Slide 9 − Available cash is calculated as unrestricted cash of $167.4 million less $4.2 million of cash held by the Company's consolidated multi-family properties not in disposal group held for sale. − Financing of unencumbered assets represents the estimated available repurchase agreement and revolver securitization financings for the Company's residential loans and investment securities as of December 31, 2024. − Additional financing of under-levered assets represents the estimated additional financing available for residential loans and investment securities under the Company's current repurchase agreements as of December 31, 2024. − NYMT Investment Portfolio Size amounts represent the investment portfolio carrying values as of end of the periods presented (see Appendix – “Capital Allocation”). − EPS impact is calculated as the quotient of Adjusted Interest Income and weighted average shares outstanding for the periods indicated. 45

End Notes 46 − Securitization Financing includes residential loan securitizations and a non-Agency RMBS re-securitization. − Repo and Securitization Financing amounts represent the outstanding loan amount or note balance. − Available Cash represents unrestricted cash at quarter-end for each of the periods indicated less cash held by the Company's consolidated multi-family properties not in disposal group held for sale. Slide 14 − Other Investments include U.S. Treasury securities at fair value and an equity investment in an entity that originates residential loans. − Portfolio Asset amounts for BPL-Bridge, RPL, Performing Loans, BPL- Rental, Non-Agency RMBS, Mezzanine Lending, Agency RMBS and Other Investments represent the fair value of the assets as of December 31, 2024. − Portfolio Asset amount for SFR represents the net depreciated value of the real estate assets as of December 31, 2024. − Joint Venture Equity and Cross-Collateralized Mezzanine Lending Portfolio Asset amounts represents the Company's net equity investments in consolidated and unconsolidated multi-family apartment properties (as applicable) as of December 31, 2024. Refer to Appendix - "Reconciliation of Joint Venture Equity and Consolidated Mezzanine Lending Investments" for a detailed breakout. − Available cash is calculated as unrestricted cash of $167.4 million less $4.2 million of cash held by the Company's consolidated multi-family properties not in disposal group held for sale. Slide 15 − Image(s) used under license from PowerPoint Stock Images. Slide 16 − Residential Investment Acquisitions represent the cost of Residential Credit and Agency RMBS assets acquired by the Company during the periods presented. Residential Credit acquisitions include draws funded for BPL-Bridge loans during the period. Slide 17 − ZV Spreads at indicated coupon percentages sourced from Bloomberg. − NYMT Agency RMBS Holdings in the Specified Pools at Different Coupons chart represent the fair value of fixed rate Agency RMBS as of December 31, 2024. − NYMT Agency RMBS Holdings in the Agency RMBS Current Coupon Spreads chart represent the fair value of Agency RMBS as of December 31, 2024. Slide 10 − Outstanding common shares used to calculate Market Cap per share and Adjusted Book Value per share for the quarter ended December 31, 2024 are 90,574,996. − Net discount to par represents the net difference between the par value and Adjusted Book Value as of December 31, 2024 for residential loans, investment securities (excluding IO securities), Mezzanine Lending, CDOs, senior unsecured notes and subordinated debentures divided by shares outstanding as of the date indicated. − Percentage, dollar value, and per share discount to Market Capitalization represent the difference between Market Capitalization and Adjusted Book Value as of December 31, 2024. Slide 11 − Image(s) used under license from PowerPoint Stock Images. Slide 12 − Dividend yield calculated using the current quarter dividend declared on common stock and the closing share price of the Company's common stock on December 31, 2024. − Total Portfolio Size and Portfolio Allocation of the investment portfolio represent investment portfolio carrying value as of December 31, 2024 (see Appendix – “Capital Allocation”). Agency RMBS with a carrying value of $3.1 billion are included in Single-Family investment securities available for sale in the Appendix - "Capital Allocation" table. − EPS Contribution amounts are calculated as the quotient of Adjusted Net Interest Income and the weighted average shares outstanding for the periods indicated. − Available Cash represents unrestricted cash at quarter-end for each of the periods indicated less cash held by the Company's consolidated multi-family properties not in disposal group held for sale. Slide 13 − Amounts for Corporate Senior Unsecured Notes and Corporate Subordinated Debentures represent the outstanding note balance. − Repo - Agency includes repurchase agreement financing subject to margin calls used to fund the purchase of Agency RMBS. − Repo - Credit/Other includes repurchase agreement financing subject to margin calls used to fund the purchase of residential loans, single-family rental properties, non-Agency RMBS, U.S. Treasury securities and repurchase agreement financing not subject to margin calls used to fund the purchase of residential loans.

End Notes 47 − Agency RMBS Current Coupon Spreads sourced from Bloomberg. Slide 18 − Asset value represents the fair value of the Agency RMBS strategy portfolio as of December 31, 2024. − Average coupon represents the weighted average coupon rate of Specified Pools as of December 31, 2024. − WALA represents the weighted average loan age of the underlying collateral of Specified Pools as of December 31, 2024. − Specified Pool Breakdown percentages are calculated based on the aggregate fair value of each classification group as of December 31, 2024. − Specified Pool by coupon percentages are calculated based on the aggregate fair value of each classification group as of December 31, 2024. Slide 19 − Life-to-date principal balance invested includes purchased interest bearing balances and funded interest bearing holdback for the BPL- Bridge strategy. − 4Q 2024 acquisitions represent BPL-Bridge loans purchased during the current quarter and held as of December 31, 2024. − Average FICO and Average Coupon represent the weighted average borrower FICO score and weighted average gross coupon rate. − Average LTARV represents the weighted average LTARV calculated using the maximum loan amount and original after-repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). − Average LTC represents the weighted average LTC calculated using the initial loan amount at origination (exclusive of any debt service, rehab escrows and other escrows or other amounts not funded to the borrower at closing) and initial cost basis. Initial cost basis is calculated as the purchase cost for non-re-financed loans or the as-is-value for re-financed loans. − Ground up and multi-family percentages are calculated using the interest bearing balances of BPL-Bridge loans. − DQ 60+ refers to loans greater than 60 days delinquent. − Dollar amounts shown in the BPL-Bridge Portfolio Composition chart represent the interest bearing balances of BPL-Bridge loans as of the end of the periods indicated. Slide 20 − Total Investment Portfolio, Total Capital, and Capital represent amounts derived from the investment portfolio carrying value and net Company capital allocated as of December 31, 2024. Refer to Appendix - "Capital Allocation" for a detailed breakout of Total Investment Portfolio, Total Capital, and Capital. − Asset Value for BPL-Bridge, BPL-Rental, Performing Loan, RPL, Agency RMBS and Non-Agency RMBS strategies represent the fair value of the assets as of December 31, 2024. Asset Value for SFR represents the net depreciated value of the real estate assets as of December 31, 2024. − Asset Value and Capital for Non-Agency RMBS include Consolidated SLST securities owned by the Company with a fair value of $149 million and other non-Agency RMBS with a fair value of $70 million. − Portfolio Recourse Leverage Ratio represents outstanding recourse repurchase agreement financing related to the strategy divided by the capital allocated to the strategy. Portfolio Leverage Ratio represents outstanding repurchase agreement financing plus CDOs issued by the Company related to the strategy divided by the capital allocated to the strategy. − Average FICO and Average Coupon for RPL, BPL-Bridge, BPL-Rental and Performing Loan represent the weighted average borrower FICO score and weighted average gross coupon rate for residential loans held as of December 31, 2024. − Average LTV for RPL, BPL-Rental and Performing Loan represents the weighted average loan-to-value for residential loans held as of December 31, 2024. LTV for these strategies is calculated using the most current property value available. Average LTV for BPL-Bridge represents the weighted average LTARV for residential loans, calculated using the maximum loan amount and original after-repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). − Average FICO and Average LTV for Agency RMBS represent the weighted average borrower FICO score and weighted average loan-to- value of the underlying collateral of Specified Pools per the most recent data available in Bloomberg. Average Coupon for Agency RMBS represents the weighted average coupon rate of the Specified Pools. Average FICO, Average LTV and Average Coupon for Agency RMBS do not include Agency IOs.

End Notes 48 Slide 22 − Total Investment Portfolio, Total Capital, and Capital represent amounts derived from the investment portfolio carrying value and net Company capital allocated as of December 31, 2024. Refer to Appendix - "Capital Allocation" for a detailed breakout of Total Investment Portfolio, Total Capital, and Capital. − Asset Value for Mezzanine Lending represents the fair value of the investments. − Asset Value for Cross-Collateralized Mezzanine Lending represents the net equity investment in consolidated multi-family apartment properties. Refer to Appendix - "Reconciliation of Joint Venture Equity and Consolidated Mezzanine Lending Investments" for a detailed breakout. − Asset Value for Joint Venture Equity investments represents the Company's net equity investment in consolidated and unconsolidated multi-family apartment properties (as applicable). Refer to Appendix - "Reconciliation of Joint Venture Equity and Consolidated Mezzanine Lending Investments" for a detailed breakout. − Average DSCR and Average Adjusted LTV of Mezzanine Lending & Cross-Collateralized Mezzanine Lending investments represent the weighted average DSCR and weighted average combined LTV, inclusive of the estimated capital expenditure budget at origination, of the underlying properties, respectively, as of December 31, 2024. − Average coupon rate of Mezzanine Lending & Cross-Collateralized Mezzanine Lending investments is a weighted average rate based upon the unpaid principal amount and contractual interest or preferred return rate as of December 31, 2024. Slide 23 − Image(s) used under license from PowerPoint Stock Image. Slide 28 − Unrealized gains/losses on Consolidated SLST includes unrealized gains/ losses on the residential loans held in Consolidated SLST and unrealized gains/losses on the CDOs issued by Consolidated SLST and not owned by the Company. − Average FICO, Average LTV and Average Coupon for Non-Agency RMBS represent the weighted average borrower FICO score, weighted average loan-to-value and weighted average coupon rate of the underlying collateral as of December 31, 2024. Slide 21 − Senior debt characteristics represent certain characteristics of the senior loans on multi-family properties within our Mezzanine Lending and Cross- Collateralized Mezzanine Lending portfolios, respectively. − Average Effective Coupon represents the weighted average effective coupon rate of the senior loans on multi-family properties within our Mezzanine Lending and Cross-Collateralized Mezzanine Lending portfolios, respectively, after giving effect to interest rate caps (as applicable). − Hedged Floating Rate Senior Debt of Mezzanine Lending and Cross- Collateralized Mezzanine Lending represents floating rate senior debt on multi-family properties within our Mezzanine Lending and Cross- Collateralized Mezzanine Lending portfolios with an existing interest rate cap through the maturity of the senior debt or a reserve for future interest rate cap purchases or payments as of December 31, 2024. − Asset Value for Mezzanine Lending represents the fair value of the investments as of December 31, 2024. − Asset Value for Cross-Collateralized Mezzanine Lending represents the net equity investment in consolidated multi-family apartment properties as of December 31, 2024. Refer to Appendix - "Reconciliation of Joint Venture Equity and Consolidated Mezzanine Lending Investments" for a detailed breakout. − Average Adjusted LTV of Mezzanine Lending and Cross-Collateralized Mezzanine Lending investments represent the weighted average combined LTV, inclusive of the estimated capital expenditure budget at origination, of the underlying properties, respectively, as of December 31, 2024. − Average Coupon of Mezzanine Lending and Cross-Collateralized Mezzanine Lending investments is a weighted average rate based upon the unpaid principal amount and contractual preferred return rate as of December 31, 2024.

End Notes 49 Slide 33 − Outstanding shares used to calculate book value per common share and Adjusted Book Value per common share for the quarter ended December 31, 2024 are 90,574,996. − Common stock issuance, net includes amortization of stock based compensation. Slide 35 − Image(s) used under license from PowerPoint Stock Image.

# Capital Allocation

| At December 31, 2024 (Dollar Amounts in Thousands) | Single-Family [1] | Multi-Family | Corporate/ Other | Total |
|---|---|---|---|---|
| Residential loans | $ 3,841,738 | $ – | $ – | $ 3,841,738 |
| Consolidated SLST CDOs | (811,591) | – | – | (811,591) |
| Investment securities available for sale | 3,206,499 | – | 622,045 | 3,828,544 |
| Multi-family loans | – | 86,192 | – | 86,192 |
| Equity investments | – | 74,774 | 38,718 | 113,492 |
| Equity investments in consolidated multi-family properties [2] | – | 151,210 | – | 151,210 |
| Equity investments in disposal group held for sale [3] | – | 19,504 | – | 19,504 |
| Single-family rental properties | 142,246 | – | – | 142,246 |
| Mortgage servicing rights | 21,003 | – | – | 21,003 |
| **Total Investment Portfolio Carrying Value** | **$ 6,399,895** | **$ 331,680** | **$ 660,763** | **$ 7,392,338** |
| Repurchase agreements | $ (3,377,161) | $ – | $ (635,064) | $ (4,012,225) |
| Collateralized debt obligations | | | | |
| Residential loan securitization CDOs | (2,096,096) | – | – | (2,096,096) |
| Non-Agency RMBS re-securitization | (70,757) | – | – | (70,757) |
| Senior unsecured notes | – | – | (159,196) | (159,196) |
| Subordinated debentures | – | – | (45,000) | (45,000) |
| Cash, cash equivalents and restricted cash [4] | 115,926 | – | 208,948 | 324,874 |
| Cumulative adjustment of redeemable non-controlling interest to estimated redemption value | – | (40,675) | – | (40,675) |
| Other | 138,012 | (1,864) | (34,691) | 101,457 |
| **Net Company Capital Allocated** | **$ 1,109,819** | **$ 289,141** | **$ (4,240)** | **$ 1,394,720** |
| **Company Recourse Leverage Ratio [5]** | | | | **3.0x** |
| **Portfolio Recourse Leverage Ratio [6]** | | | | **2.9x** |

1. The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company's consolidated financial statements. Consolidated SLST is primarily presented on our consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of December 31, 2024 was limited to the RMBS comprised of first loss subordinated securities and certain IOs issued by the respective securitizations with an aggregate net carrying value of $148.5 million.
2. Represents the Company's equity investments in consolidated multi-family properties that are not in disposal group held for sale. A reconciliation of the Company's equity investments in consolidated multi-family properties and disposal group held for sale to the Company's consolidated financial statements is included below in "Reconciliation of Joint Venture Equity and Consolidated Mezzanine Lending Investments."
3. Represents the Company's equity investments in consolidated multi-family properties that are held for sale in disposal group. A reconciliation of the Company's equity investments in consolidated multi-family properties and disposal group held for sale to the Company's consolidated financial statements is included below in "Reconciliation of Joint Venture Equity and Consolidated Mezzanine Lending Investments."
4. Excludes cash in the amount of $6.6 million held in the Company's equity investments in consolidated multi-family properties and equity investments in consolidated multi-family properties in disposal group held for sale. Restricted cash of $161.6 million is included in the Company's consolidated balance sheets in other assets.
5. Represents the Company's total outstanding recourse repurchase agreement financing, subordinated debentures and senior unsecured notes divided by the Company's total stockholders' equity. Does not include non-recourse repurchase agreement financing amounting to $11.0 million, Consolidated SLST CDOs amounting to $811.6 million, residential loan securitization CDOs amounting to $2.1 billion, non-Agency RMBS re-securitization CDOs amounting to $70.8 million and mortgages payable on real estate, including mortgages payable on real estate of disposal group held for sale, totaling $460.0 million as they are non-recourse debt.
6. Represents the Company's outstanding recourse repurchase agreement financing divided by the Company's total stockholders' equity.

NYMT
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Reconciliation of Joint Venture Equity and Consolidated Mezzanine Lending Investments Dollar Amounts in Thousands Joint Venture Equity Cross- Collateralized Mezzanine Lending Consolidated Mezzanine Lending Investment Total Cash and cash equivalents $ — $ 3,759 $ 392 $ 4,151 Real estate, net — 427,653 53,508 481,161 Assets of disposal group held for sale 118,613 — — 118,613 Other assets — 11,757 4,939 16,696 Total assets $ 118,613 $ 443,169 $ 58,839 $ 620,621 Mortgages payable on real estate, net $ — $ 321,486 $ 45,120 $ 366,606 Liabilities of disposal group held for sale 97,065 — — 97,065 Other liabilities — 8,798 1,823 10,621 Total liabilities $ 97,065 $ 330,284 $ 46,943 $ 474,292 Redeemable non-controlling interest in Consolidated VIEs $ — $ 12,359 $ — $ 12,359 Less: Cumulative adjustment of redeemable non-controlling interest to estimated redemption value — (40,675) — (40,675) Non-controlling interest in Consolidated VIEs — 6,958 (5,071) 1,887 Non-controlling interest in disposal group held for sale 2,044 — — 2,044 Net Equity Investment (1) $ 19,504 $ 134,243 $ 16,967 $ 170,714 Equity Investments (2) 1,338 — — 1,338 Total $ 20,842 $ 134,243 $ 16,967 $ 172,052 1. The Company's net equity investment consists of $151.2 million of net equity investments in consolidated multi-family properties and $19.5 million of net equity investments in disposal group held for sale. 2. Represents the Company's equity investments in unconsolidated multi-family apartment properties. 51